UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2022

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 2, 2022, J. Philip Jones resigned as Chief Financial Officer of Alimera Sciences, Inc. (the “Company”), effective November 28, 2022. In his role as Chief Financial Officer, Mr. Jones has served as the Company’s principal financial oﬃcer and principal accounting oﬃcer. His resignation is not the result of any dispute or disagreement with the Company, the Company’s management, or the Company’s board of directors on any matter relating to the operations, policies or practices of the Company.

The Company has begun a search for a replacement Chief Financial Officer.

The Company thanks Mr. Jones for his service as CFO since January 2019 and for his contributions to the Company since June 2015 and wishes him the best in his future endeavors.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: November 4, 2022	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Executive Officer

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